UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K Amendment No. 2 CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: March 22, 2012 (Date of earliest event reported)
DigitalTown, Inc. (Exact name of registrant as specified in its charter)

MN (State or other jurisdiction of incorporation)	000-27225 (Commission File Number)	411427445 (IRS Employer Identification Number)

11974 Portland Ave, Burnsville (Address of principal executive offices)		55337 (Zip Code)
(Registrant's telephone number, including area code)

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4. – MATTERS RELATED TO ACCOUNTANTS AND FINANCIAL STATEMENTS

ITEM 4.01 CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT:

On March 22, 2012, the Board of Directors appointed M&K CPAS, PLLC. (“M&K”) as Digitaltown’s independent auditors for the 2012 fiscal year, replacing Moquist Thorvilson Kaufmann & Pieper LLC (“MTK”).

On March 22, 2012, the Company dismissed MTK as the Company’s independent auditor effective March 22, 2012.  The report of MTK on the Company’s consolidated financial statements for the years ended February 28, 2011 and 2010, did not contain an adverse opinion or a disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope, or accounting principles.

For the years ended February 28, 2011 and 2010, and through the date of this Form 8-K, there have been no disagreements with MTK on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreements if not resolved to MTK’s satisfaction would have caused them to make reference to the subject matter of the disagreement in connection with their report. For the years ended February 28, 2011 and 2010, and through the date of this Form 8-K, there were no “reportable events” as that term is described in Item 304(a)(1)(v) of Regulation S-K.

The Company has provided MTK with the disclosures it is making herein no later than the day that the disclosures are filed with the Commission.  The Company has requested MTK furnish it a letter addressed to the Commission stating whether it agrees with the above statements and, if not, stating the respects in which it does not agree.  The letter from MTK is attached as exhibit 16.1 hereto.

During the years ended February 28, 2011 and 2010, and through March 22, 2012 (the date M&K was appointed), the Company did not consult M&K with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s Consolidated Financial Statements, or any other matters or reportable events as defined in Item 304(a)(2)(i) and (ii) of Regulation S-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits

16.1 – Letter from MTK

SIGNATURES

Dated: April 4, 2012	DIGITALTOWN, INC By: /s/ Robert Castle Robert Castle, CEO